Exhibit 10.1

PROMISSORY NOTE

Borrowers:
Cyber Informatix, Inc., a Nevada Corporation located at 1785 E. Sahara Avenue, Suite 490, Las Vegas, Nevada 89104; and Terry G. Bowering, of 10 Cedar Meadow Drive, Regina, Saskatchewan, S4X 3J6, Canada, (individually and collectively the "Borrowers")

Lender:	Cyberinformatix, Inc., a Florida Corporation

Principal Amount:                                       $15,000.00
Interest:                                                         8.00 percent

1.
FOR VALUE RECEIVED, The Borrowers promise to pay to Cyberinformatix, Inc., a Florida Corporation (hereafter referred to as “Lender”) by Bank Wire Transfer (Instructions provided in “Schedule A”) to Lender’s bank account at First Commercial Bank of Florida, or at such address and directions as may later be provided in writing to the Borrowers, the principal sum of fifteen thousand  ($15,000.00 ) USD, plus 8.00% interest payable on the unpaid principal.

2.	The due date of the Note will be 12 months from the date of execution of this Note, to be repaid in full. No payments and/or interest are required to be paid prior to the due date.

3.	At any time prior to the due date of this Note, the Borrowers may elect to pay the outstanding balance (or a portion thereof) then owing under this Note to Lender, without bonus or penalty.

4.
If the Borrowers default in payment as required under this Note, or after demand for thirty (30) days after the due date, the Security will be immediately provided to Lender, and Lender is granted all rights of repossession as a secured party.

5.	This Note will be construed in accordance with and governed by the laws of the State of Florida.

6.
If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7.
All costs, expenses and expenditures including, and without limitation, the complete legal costs, fees and expenses incurred by Lender in enforcing this Note as a result of any default by the Borrowers, will be added to the principal then outstanding and will immediately be paid by the Borrowers. In the case of the Borrowers' default and the acceleration of the amount due by Lender, all amounts outstanding under this Note will bear interest at the rate of 12 percent per annum from the date of demand until paid.

8.
This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrowers and Lender. The Borrowers waive presentment for payment, notice of non-payment, protest and notice of protest.  This Note is not assignable by Borrower unless agreed to in writing by Lender.

9.
This Note is given to secure the payment of the purchase price of the following security (the 'Security'): All domains, including domain account of Cyber Informatix, Inc., including as a minimum all domains transferred by Cyberinformatix, Inc. on September 30, 2007 to Borrower. All intellectual property, source code and graphics, website, hosting account, aweber account, clickbank account, tangible assets, intangible assets for Cyber Informatix, Inc., all in at least the same condition existing when transferred to Borrower on September 30, 2007.

10.
Title to the Security will be transferred to the Borrowers at execution of this Note. Lender will retain a vendors' lien in the Security and the Borrowers grant to Lender a security interest in the Security until this Note is paid in full. Lender will be listed as a lender on the title of the Security whether or not Lender elects to perfect a seller's security interest in the Security.

IN WITNESS WHEREOF Cyber Informatix, Inc., and Terry Bowering duly affixed their signatures under seal on this __28___ day of _September _, _2007_.

SIGNED, SEALED, AND DELIVERED
this _____ day of _____________, _____ in front
of the person below who is over 18 years of age
and not involved with the contents of this
document or related to any of the parties in this
document.

__________________________
(signature of witness)

WITNESS DETAILS:
By: /s/ Terry G. Bowering, Director For: Cyber Informatix, Inc. By: /s/ Terry G. Bowering For: Terry Bowering, Guarantor
Name: ________________
Address: ________________
________________